Exhibit (a)(iii) under Form N-1A
                                          Exhibit 3(i) under Item 601/Reg. S-K


                             Federated Core Trust

                               Amendment No. 5
                         to the Declaration of Trust
                            dated August 21, 1996

       This Declaration of Trust is amended as follows:

       Strike Section 5 of Article III and replace it with the following:

       Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

                        High-Yield Bond Portfolio
                    Federated Mortgage Core Portfolio
           Federated Inflation-Protected Securities Core Fund

             The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2007.

       WITNESS the due execution hereof this 15th day of November, 2007, effective December 19, 2007.


/s/ John F. Donahue                     /s/ Peter E. Madden
John F. Donahue                         Peter E. Madden

/s/ Thomas G. Bigley                    /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                        Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.                 /s/ John E. Murray, Jr.
John T. Conroy, Jr.                     John E. Murray, Jr.

/s/ Nicholas P. Constantakis            /s/ Thomas M. O'Neill
Nicholas P. Constantakis                Thomas M. O'Neill

/s/ John F. Cunningham                  /s/ Marjorie P. Smuts
John F. Cunningham                      Marjorie P. Smuts

/s/ J. Christopher Donahue              /s/ John S. Walsh
J. Christopher Donahue                  John S. Walsh

/s/ Lawrence D. Ellis, M.D.             /s/ James F. Will
Lawrence D. Ellis, M.D.                 James F. Will